UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2011

Astrotech Corporation
 (Exact name of registrant as specified in its charter)

Washington	001-34426	91-1273737
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Congress Ave. Suite 1650, Austin, Texas	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 485-9530

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

As previously disclosed, on July 29, 2009, the Board of Directors of Astrotech Corporation (the “Company”) declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, no par value per share, of the Company. As previously disclosed, the description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”) between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”). Under the terms of the Rights Agreement, the Rights were to expire on August 10, 2010 (the “Expiration Date”) unless the Expiration Date was extended or unless the Rights were earlier redeemed or exchanged by the Company. As previously disclosed, on July 29, 2010, the Company and the Rights Agent entered into Amendment One to Rights Agreement, which extended the Expiration Date from August 10, 2010 to August 10, 2011. On August 10, 2011, the Company and the Rights Agent entered into Amendment Two to Rights Agreement (the “Amendment”), which extends the Expiration Date from August 10, 2011 to August 10, 2012.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is incorporated by reference herein as Exhibit 4.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

4.1 Amendment Two to Rights Agreement, dated as of August 10, 2011, between Astrotech Corporation and American Stock Transfer & Trust Company, LLC, as Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTROTECH CORPORATION.

Date: August 10, 2011

By: /s/ Thomas B. Pickens III
Thomas B. Pickens III
Chairman of the Board and Chief
Executive Officer

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)
4.1	Amendment Two to Rights Agreement, dated as of August 10, 2011, between Astrotech Corporation and American Stock Transfer & Trust Company, LLC, as Rights Agent.	E